UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 24, 2009 (December 23, 2009)

VERINT SYSTEMS INC.
 (Exact name of registrant as specified in its charter)

Delaware	0-49790	11-3200514
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

330 South Service Road, Melville, New York	11747
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (631) 962-9600

None
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On December 23, 2009, Verint Systems Inc. (the “Company” or “Verint”) received a “Wells Notice” from the staff of the United States Securities and Exchange Commission (the “Commission”). The Wells Notice provides notification that the Commission staff intends to recommend that the Commission institute an administrative proceeding to determine whether, pursuant to Section 12(j) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Commission should revoke the registration of each class of Verint’s securities registered pursuant to Section 12 of the Exchange Act in the event that Verint fails to file a comprehensive Annual Report on Form 10-K covering the years ended January 31, 2006, 2007 and 2008, its Annual Report on Form 10-K for the year ended January 31, 2009 and its Quarterly Reports on Form 10-Q for the first three quarters of the year ending January 31, 2010 with the Commission by January 29, 2010.

Under the Commission’s Wells process, recipients of a Wells Notice have the opportunity to make a Wells Submission before the Commission staff makes a recommendation to the Commission regarding what action, if any, should be brought by the Commission. The Company intends to provide a written submission to the Commission in response to the Wells Notice before the Commission staff makes any recommendation to the Commission. The Company continues to cooperate with the Commission staff with respect to the alleged violations and a possible resolution of the matters in question, but there can be no assurance that the Commission will not bring a Section 12(j) enforcement action against the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Verint Systems Inc.

Date: December 24, 2009

By:	/s/ Peter Fante

Name: Title:	Peter Fante Chief Legal Officer